Exhibit 99.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

Highlights:

•	Fourth-quarter 2010 GAAP income from operations tripled to $85.7 million from $28.5 million in the fourth quarter of 2009

•	Full-year 2010 GAAP income from operations increased 61.3% to $555.5 million from $344.3 million in 2009

•	Fourth-quarter 2010 GAAP earnings per diluted share increased to $0.13 from a loss of $0.39 in the fourth quarter of 2009

•	Full-year 2010 GAAP earnings per diluted share increased to $1.06 from a loss of $0.13 in 2009

•	Fourth-quarter 2010 non-GAAP earnings per diluted share increased 10.9% to $0.51 from $0.46 in the fourth quarter of 2009

•	Full-year 2010 non-GAAP earnings per diluted share increased 10.0% to $1.76 from $1.60 in 2009

•	Fourth-quarter 2010 net sales of $2.7 billion increased 4.8% compared to the fourth quarter of 2009

•	Full-year 2010 net sales of $10.0 billion increased 1.6% compared to 2009

CHICAGO, February 22, 2011 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported fourth-quarter net earnings attributable to common shareholders of $27.0 million, or $0.13 per diluted share, on net sales of $2.7 billion compared to a net loss attributable to common shareholders of $79.5 million, or $0.39 per diluted share, on net sales of $2.6 billion in the fourth quarter of 2009. The fourth-quarter net earnings (loss) attributable to common shareholders included pre-tax charges for restructuring ($21.5 million) and impairment ($61.5 million, non-cash) and acquisition-related costs ($5.6 million) totaling $88.6 million in 2010 compared to charges for restructuring ($17.5 million) and impairment ($131.1 million, non-cash) and acquisition-related costs ($0.1 million) totaling $148.7 million in 2009. Additional details regarding the nature of these charges are included in the attached schedules.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $107.2 million, or $0.51 per diluted share, in the fourth quarter of 2010 compared to $95.4 million, or $0.46 per diluted share, in the fourth quarter of 2009. Fourth-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges, acquisition expenses and the write-down of affordable housing investments for both years, as well as income tax expense related to the reorganization of entities within the International segment in 2009. For non-GAAP comparison purposes, the effective tax rate decreased to 10.0% in the fourth quarter of 2010 from 21.1% in the fourth quarter of 2009, primarily as a result of the release of valuation allowances on deferred tax assets. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

“We are pleased with our fourth-quarter results and the momentum that we built throughout the year,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “During 2010, we saw a significant increase in the number of customers purchasing multiple products and services from us, taking advantage of the breadth and scale that our unique platform offers. As we begin 2011, we continue to focus on achieving top-line growth through our One RR Donnelley global print management strategy, and expect the positive trends achieved in 2010 to continue throughout 2011.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.7 billion, up 4.8% from the fourth quarter of 2009, including $61.2 million (237 basis points) related to the acquisition of Bowne and an unfavorable impact of changes in foreign exchange rates and lower pass-through paper sales of $22.7 million (88 basis points). Gross margin decreased to 23.1% in the fourth quarter of 2010 from 23.3% in the fourth quarter of 2009 due to continued price pressure and higher pension and other benefits-related expenses, partially offset by a higher recovery on print-related by-products, increased volume and lower incentive compensation expense. SG&A expense as a percentage of net sales in the fourth quarter of 2010 increased to 11.8% from 10.9% in the fourth quarter of 2009 primarily due to the acquisition of Bowne, higher acquisition-related expenses and a higher provision for bad debt expense, partially offset by lower incentive compensation expense. Operating earnings were negatively impacted by restructuring and impairment charges and acquisition expenses of $88.6 million in the fourth quarter of 2010 and $148.7 million in the fourth quarter of 2009, resulting in operating income of $85.7 million in 2010 and $28.5 million in 2009.

Excluding restructuring and impairment charges and acquisition expenses, our non-GAAP operating margin declined to 6.4% in the fourth quarter of 2010 from 6.9% in the fourth quarter of 2009, as higher unallocated Corporate expenses, primarily related to pension and other benefits-related expenses and a higher provision for bad debt, more than offset operating margin improvements in both of our operating segments.

Segments

Net sales for the U.S. Print and Related Services segment in the quarter increased 5.3% from the fourth quarter of 2009 to $2.0 billion primarily due to volume increases in logistics, financial print and commercial print as well as $48.1 million (250 basis points) related to the acquisition of Bowne, partially offset by price declines across most products and services and lower pass-through paper sales. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $66.1 million in the fourth quarter of 2010 and $101.5 million in the fourth quarter of 2009, increased to $127.3 million in the fourth quarter of 2010 from $71.4 million in the fourth quarter of 2009. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 9.6% in the fourth quarter of 2010 from 9.0% in the fourth quarter of 2009, due to lower incentive compensation expense, increased volume and a higher recovery on print-related by-products, which more than offset the impact of continued price erosion.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

Net sales for the International segment in the quarter increased 3.5% from the fourth quarter of 2009 to $682.4 million, including $13.1 million (199 basis points) related to the acquisition of Bowne and inclusive of an $11.6 million (176 basis points) unfavorable impact of changes in foreign exchange rates. The improvement in net sales was a result of increased volume, primarily in Asia and Latin America, partially offset by continued price pressure. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $5.0 million in the fourth quarter of 2010 and $44.2 million in the fourth quarter of 2009, improved to $49.6 million in the fourth quarter of 2010 from a loss of $3.1 million in the fourth quarter of 2009. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin increased to 8.0% in the fourth quarter of 2010 from 6.2% in the fourth quarter of 2009 due to increased volume, partially offset by the impact of continued price erosion.

Unallocated Corporate operating expenses increased to $91.2 million in the fourth quarter of 2010 as compared to $39.8 million in the fourth quarter of 2009. Excluding restructuring charges of $11.9 million and acquisition expenses of $5.6 million in the fourth quarter of 2010 and restructuring charges of $2.9 million and acquisition expenses of $0.1 million in the fourth quarter of 2009, unallocated Corporate operating expenses increased by $36.9 million to $73.7 million in the fourth quarter of 2010. Higher pension and other benefits-related expenses and a higher provision for bad debt were the primary factors contributing to the increase.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth-quarter results today, Tuesday, February 22, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014 and use confirmation number 28951693. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 5053580#.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 146 years ago, the Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information

Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	VP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of December 31, 2010 and December 31, 2009

(UNAUDITED)

(In millions, except per share data)

	December 31, 2010	December 31, 2009
Assets
Current Assets
Cash and cash equivalents	$519.1	$499.2
Receivables, less allowance for doubtful accounts	1,922.9	1,675.9
Income taxes receivable	49.3	63.2
Inventories	560.6	561.8
Prepaid expenses and other current assets	115.4	160.8

Total Current Assets	3,167.3	2,960.9

Property, plant and equipment - net	2,138.7	2,271.4
Goodwill	2,526.8	2,333.3
Other intangible assets - net	775.0	747.4
Other noncurrent assets	475.4	434.6

Total Assets	$9,083.2	$8,747.6

Liabilities
Current Liabilities
Accounts payable	$939.8	$886.4
Accrued liabilities	902.2	813.4
Short-term and current portion of long-term debt	131.4	339.9

Total Current Liabilities	1,973.4	2,039.7

Long-term debt	3,398.6	2,982.5
Pension liability	533.0	509.8
Postretirement benefit obligations	287.4	324.5
Deferred income taxes	174.5	205.5
Other noncurrent liabilities	470.9	524.6

Total Liabilities	6,837.8	6,586.6

Equity

Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2010 and 2009
Additional paid-in capital	2,907.0	2,906.2
Retained earnings	670.2	662.9
Accumulated other comprehensive loss	(490.4)	(545.0)
Treasury stock, at cost, 36.4 shares in 2010 (2009 - 37.3 shares)	(1,166.2)	(1,193.8)

Total shareholders’ equity	2,224.3	2,134.0
Noncontrolling interests	21.1	27.0

Total Equity	2,245.4	2,161.0

Total Liabilities and Equity	$9,083.2	$8,747.6

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2010 and 2009

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON- GAAP	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON- GAAP	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON- GAAP
Net sales	$2,707.1	$—	$2,707.1	$2,583.1	$—	$2,583.1	$10,018.9	$—	$10,018.9	$9,857.4	$—	$9,857.4

Cost of sales (exclusive of depreciation and amortization shown below)	2,082.9	—	2,082.9	1,982.4	—	1,982.4	7,642.9	—	7,642.9	7,462.9	—	7,462.9
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	320.0	(5.6)	314.4	281.3	(0.1)	281.2	1,123.4	(13.5)	1,109.9	1,088.5	(1.6)	1,086.9
Restructuring and impairment charges	83.0	(83.0)	—	148.6	(148.6)	—	157.9	(157.9)	—	382.7	(382.7)	—
Depreciation and amortization	135.5	—	135.5	142.3	—	142.3	539.2	—	539.2	579.0	—	579.0

Total operating expenses	2,621.4	(88.6)	2,532.8	2,554.6	(148.7)	2,405.9	9,463.4	(171.4)	9,292.0	9,513.1	(384.3)	9,128.8

Income from operations	85.7	88.6	174.3	28.5	148.7	177.2	555.5	171.4	726.9	344.3	384.3	728.6

Interest expense - net	56.5	—	56.5	55.9	—	55.9	222.6	—	222.6	234.6	—	234.6
Investment and other income (expense)	(0.8)	1.1	0.3	(1.7)	2.4	0.7	(9.9)	10.0	0.1	(16.6)	15.4	(1.2)

Earnings (loss) before income taxes	28.4	89.7	118.1	(29.1)	151.1	122.0	323.0	181.4	504.4	93.1	399.7	492.8

Income tax expense	2.3	9.5	11.8	49.5	(23.8)	25.7	105.9	30.8	136.7	114.5	39.6	154.1

Net earnings (loss)	26.1	80.2	106.3	(78.6)	174.9	96.3	217.1	150.6	367.7	(21.4)	360.1	338.7

Less: Income (loss) attributable to noncontrolling interests	(0.9)	—	(0.9)	0.9	—	0.9	(4.6)	3.6	(1.0)	5.9	—	5.9

Net earnings (loss) attributable to common shareholders	$27.0	$80.2	$107.2	$(79.5)	$174.9	$95.4	$221.7	$147.0	$368.7	$(27.3)	$360.1	$332.8

Earnings (loss) per share attributable to common shareholders
Basic net earnings (loss) per share	$0.13		$0.52	$(0.39)		$0.46	$1.07		$1.79	$(0.13)		$1.62
Diluted net earnings (loss) per share	$0.13		$0.51	$(0.39)		$0.46	$1.06		$1.76	$(0.13)		$1.60
Weighted average common shares outstanding:
Basic	206.7		206.7	205.3		205.3	206.4		206.4	205.2		205.2
Diluted	210.2		210.2	205.3	3.8	209.1	209.7		209.7	205.2	2.8	208.0

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from continuing operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$85.7	3.2%	$27.0	$0.13	$28.5	1.1%	$(79.5)	$(0.39)

Non-GAAP adjustments:
Restructuring and impairment charges (1)	83.0	3.0%	75.0	0.36	148.6	5.8%	157.7	0.77
Acquisition-related expenses (2)	5.6	0.2%	4.5	0.02	0.1	0.0%	0.1	—
Write-down of affordable housing investments (3)	—	—	0.7	—	—	—	1.5	0.01
Income tax adjustments (4)	—	—	—	—	—	—	15.6	0.07

Total Non-GAAP adjustments	88.6	3.2%	80.2	0.38	148.7	5.8%	174.9	0.85

Non-GAAP measures	$174.3	6.4%	$107.2	$0.51	$177.2	6.9%	$95.4	$0.46

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended December 31, 2010 and 2009 were affected by the following restructuring and impairment charges:

	2010	2009
Employee termination costs (a)	$17.4	$8.0
Other charges (b)	4.1	9.5

Total restructuring expense	21.5	17.5
Forms and labels (c)	61.0	93.8
Canada (c)	—	34.7

Total goodwill impairment	61.0	128.5
Other long-lived asset impairment	0.5	2.6

Total impairment charges	61.5	131.1

Total restructuring and impairment charges	$83.0	$148.6

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	Includes lease termination and other facility closure costs.
(c)	non-cash charges related to the impairment of goodwill.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Write-down of affordable housing investments: Reflected the loss on the write-down of the Company’s affordable housing investments for the three months ended December 31, 2010 and 2009.
(4)	Income tax adjustments: Net earnings (loss) for the three months ended December 31, 2009 included $15.6 million of income tax expense due to the reorganization of certain entities within the International segment.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$555.5	5.5%	$221.7	$1.06	$344.3	3.5%	$(27.3)	$(0.13)

Non-GAAP adjustments:
Restructuring and impairment charges (1)	157.9	1.6%	130.0	0.62	382.7	3.9%	334.0	1.60
Acquisition-related expenses (2)	13.5	0.2%	11.8	0.06	1.6	0.0%	1.0	—
Losses related to debt extinguishment (3)	—	—	—	—	—	—	8.0	0.04
Write-down of affordable housing investments (4)	—	—	0.7	—	—	—	1.5	0.01
Venezuela devaluation (5)	—	—	4.5	0.02	—	—	—	—
Income tax adjustments (6)	—	—	—	—	—	—	15.6	0.08

Total Non-GAAP adjustments	171.4	1.8%	147.0	0.70	384.3	3.9%	360.1	1.73

Non-GAAP measures	$726.9	7.3%	$368.7	$1.76	$728.6	7.4%	$332.8	$1.60

(1)	Restructuring and impairment charges (pre-tax): Operating results for the twelve months ended December 31, 2010 and 2009 were affected by the following restructuring and impairment charges:

	2010	2009
Employee termination costs (a)	$35.9	$79.4
Other charges (b)	29.5	149.3

Total restructuring expense	65.4	228.7
Forms and labels (c)	61.0	93.8
Canada (c)	—	34.7
Global Turnkey Solutions (d)	26.9	—

Total goodwill and intangible asset impairment	87.9	128.5
Other long-lived asset impairment	4.6	25.5

Total impairment charges	92.5	154.0

Total restructuring and impairment charges	$157.9	$382.7

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	Includes lease termination and other facility closure costs. In addition, 2010 includes multi-employer pension plan partial withdrawal charges primarily attributable to two closed manufacturing facilities in the U.S. Print and Related Services segment and 2009 includes termination of a significant long-term customer contract in the business process outsourcing unit within the International segment.
(c)	non-cash charges related to the impairment of goodwill.
(d)	non-cash charges related to the impairment of acquired customer relationship intangible assets.

(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Losses related to debt extinguishment: Reflected losses on the repurchase of $640.6 million of senior notes due May 15, 2010 and January 15, 2012 for the twelve months ended December 31, 2009.
(4)	Write-down of affordable housing investments: Reflected the loss on the write-down of the Company’s affordable housing investments for the twelve months ended December 31, 2010 and 2009.
(5)	Venezuela devaluation: Currency devaluation in Venezuela resulted in a pre-tax loss of $8.9 million ($8.1 million after-tax) and an increase in loss attributable to noncontrolling interests of $3.6 million.
(6)	Income tax adjustments: Net earnings (loss) for the twelve months ended December 31, 2009 included $15.6 million of income tax expense due to the reorganization of certain entities within the International segment.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended December 31, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Three Months Ended December 31, 2010
Net sales	$2,024.7	$682.4	$—	$2,707.1
Operating expense	1,897.4	632.8	91.2	2,621.4

Operating income (loss)	127.3	49.6	(91.2)	85.7
Operating margin %	6.3%	7.3%	nm	3.2%

Non-GAAP Adjustments
Restructuring charges	4.9	4.7	11.9	21.5
Impairment charges	61.2	0.3	—	61.5
Acquisition-related expenses	—	—	5.6	5.6

Total Non-GAAP adjustments	66.1	5.0	17.5	88.6

Non-GAAP income (loss) from operations	$193.4	$54.6	$(73.7)	$174.3
Non-GAAP operating margin %	9.6%	8.0%	nm	6.4%

Depreciation and amortization	97.5	29.2	8.8	135.5
Capital expenditures	29.9	39.2	15.4	84.5

Three Months Ended December 31, 2009
Net sales	$1,923.6	$659.5	$—	$2,583.1
Operating expense	1,852.2	662.6	39.8	2,554.6

Operating income (loss)	71.4	(3.1)	(39.8)	28.5
Operating margin %	3.7%	(0.5)%	nm	1.1%

Non-GAAP Adjustments
Restructuring charges	6.0	8.6	2.9	17.5
Impairment charges	95.5	35.6	—	131.1
Acquisition-related expenses	—	—	0.1	0.1

Total Non-GAAP adjustments	101.5	44.2	3.0	148.7

Non-GAAP income (loss) from operations	$172.9	$41.1	$(36.8)	$177.2
Non-GAAP operating margin %	9.0%	6.2%	nm	6.9%

Depreciation and amortization	103.4	31.0	7.9	142.3
Capital expenditures	18.9	23.2	20.0	62.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve Months Ended December 31, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Twelve Months Ended December 31, 2010
Net sales	$7,532.2	$2,486.7	$—	$10,018.9
Operating expense	6,893.3	2,337.2	232.9	9,463.4

Operating income (loss)	638.9	149.5	(232.9)	555.5
Operating margin %	8.5%	6.0%	nm	5.5%

Non-GAAP Adjustments
Restructuring charges	29.9	22.4	13.1	65.4
Impairment charges	64.1	28.2	0.2	92.5
Acquisition-related expenses	—	—	13.5	13.5

Total Non-GAAP adjustments	94.0	50.6	26.8	171.4

Non-GAAP income (loss) from operations	$732.9	$200.1	$(206.1)	$726.9
Non-GAAP operating margin %	9.7%	8.0%	nm	7.3%

Depreciation and amortization	391.8	115.2	32.2	539.2
Capital expenditures	99.2	88.4	41.8	229.4

Twelve Months Ended December 31, 2009
Net sales	$7,437.0	$2,420.4	$—	$9,857.4
Operating expense	6,947.8	2,456.4	108.9	9,513.1

Operating income (loss)	489.2	(36.0)	(108.9)	344.3
Operating margin %	6.6%	(1.5)%	nm	3.5%

Non-GAAP Adjustments
Restructuring charges	55.7	164.8	8.2	228.7
Impairment charges	108.1	45.9	—	154.0
Acquisition-related expenses	—	—	1.6	1.6

Total Non-GAAP adjustments	163.8	210.7	9.8	384.3

Non-GAAP income (loss) from operations	$653.0	$174.7	$(99.1)	$728.6
Non-GAAP operating margin %	8.8%	7.2%	nm	7.4%

Depreciation and amortization	422.2	122.6	34.2	579.0
Capital expenditures	101.4	60.9	32.7	195.0

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2010 and 2009

IN MILLIONS

(UNAUDITED)

	2010	2009
Operating Activities

Net earnings	$217.1	$(21.4)
Adjustment to reconcile net loss to cash provided by operating activities	660.5	775.3
Changes in operating assets and liabilities	(125.1)	671.9

Net cash provided by operating activities	$752.5	$1,425.8

Net cash used in investing activities	$(674.5)	$(260.9)

Net cash used in financing activities	$(58.0)	$(1,028.0)

Effect of exchange rate on cash and cash equivalents	(0.1)	38.3

Net increase in cash and cash equivalents	$19.9	$175.2

Cash and cash equivalents at beginning of period	499.2	324.0

Cash and cash equivalents at end of period	$519.1	$499.2

Supplemental non-cash disclosure:
Use of restricted cash to pay restructuring costs	$38.3	$—
Use of restricted cash to fund obligations associated with deferred compensation plans	1.1	0.9

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended December 31, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2010
U.S. Print and Related Services	$2,024.7	$79.9	$2,104.6
International	682.4	30.0	712.4

Consolidated	$2,707.1	$109.9	$2,817.0

Three Months Ended December 31, 2009
U.S. Print and Related Services	$1,923.6	$141.0	$2,064.6
International	659.5	33.9	693.4

Consolidated	$2,583.1	$174.9	$2,758.0

Net sales change
U.S. Print and Related Services	5.3%		1.9%
International	3.5%		2.7%
Consolidated	4.8%		2.1%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the quarter ended December 31, 2010 and 2009 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended December 31, 2010 and 2009, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010) and 8touches (acquired December 31, 2010).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Twelve Months Ended December 31, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2010
U.S. Print and Related Services	$7,532.2	$507.9	$8,040.1
International	2,486.7	139.2	2,625.9

Consolidated	$10,018.9	$647.1	$10,666.0

Twelve Months Ended December 31, 2009
U.S. Print and Related Services	$7,437.0	$587.4	$8,024.4
International	2,420.4	112.2	2,532.6

Consolidated	$9,857.4	$699.6	$10,557.0

Net sales change
U.S. Print and Related Services	1.3%		0.2%
International	2.7%		3.7%
Consolidated	1.6%		1.0%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the year ended December 31, 2010 and 2009 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the year ended December 31, 2010 and 2009, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010) and 8touches (acquired December 31, 2010).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of December 31, 2010 and 2009

$ IN MILLIONS

(UNAUDITED)

	December 31, 2010	December 31, 2009
Total Liquidity (1)
Cash (2)	$519.1	$499.2
Committed credit facilities (3,4)	1,503.0	1,401.2

	2,022.1	1,900.4

Usage
Borrowings under credit facilities	120.0	—

	120.0	—

Net Available Liquidity	$1,902.1	$1,900.4

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 85% and 83% of the cash as of December 31, 2010 and 2009, respectively, was located outside the U.S., most of which could be subject to U.S. federal income taxes and some of which could be subject to local country taxes if repatriated to the U.S.
(3)	On December 17, 2010, the Company entered into a $1.75 billion revolving unsecured and committed credit agreement (the “Credit Agreement”) which expires December 17, 2013. The Credit Agreement replaced the Company’s previous $2.0 billion unsecured and committed revolving credit facility (the “previous Facility”) that was maturing on January 6, 2012.
(4)	The December 31, 2010 and 2009 amounts reflect the Credit Agreement and previous Facility, respectively. Similar to the previous Facility, the Credit Agreement contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended December 31, 2010 and existing term debt at that date, the Company could have incurred up to $1,383.0 million of additional debt under the Credit Agreement or otherwise in aggregate and not be in violation of this financial covenant. The $1,383.0 million of maximum additional debt is $247.0 million less than the amount otherwise available under the $1.75 billion Credit Agreement. As this total debt covenant is calculated using the results of operations for the trailing twelve months, it does not consider the impact of any future operating results that might be achieved if the $1,383.0 million of additional available debt were deployed in future operating activities.